Exhibit 10.27

OPTION AGREEMENT

(GEAR Therapeutics Inc.)

This OPTION AGREEMENT (“Agreement”) is made and entered into as of April 24 , 2026 (the “Effective Date”), by and between Coeptis Therapeutics Holdings, Inc., a Delaware corporation (“Seller”), and Coeptis Holdings, Inc., a Delaware corporation (including its designee(s), “Option Holder”). GEAR Therapeutics, Inc., a Florida corporation (“Company”) is also a party to this Agreement.

WHEREAS, Seller is currently the sole owner of 8,300,00 shares of the Company’s Class A Voting Common Stock, which Class A Voting Common Stock represent 100% of the issued and outstanding shares of Class A Voting Common Stock and 83% of the issued and outstanding ownership interests of the Company (such shares of Class A Voting Common Stock, the “Seller Interests”);

WHEREAS, Seller wishes to grant to Option Holder, and Option Holder wishes to accept from Seller, on the terms and subject to the conditions set forth in this Agreement, an option to purchase the Seller Interests.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Option Holder agree hereby as follows:

ARTICLE I. INTERPRETATIONS; DEFINITIONS.

1.1. Construction. Except as otherwise expressly provided herein, the following rules of construction apply to this Agreement: (i) the singular includes the plural and the plural includes the singular except when the context otherwise requires; (ii) “include” and “including” are not limiting; (iii) a reference to any agreement or contract includes exhibits, schedules, and permitted supplements and amendments thereto; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes such person’s permitted successors and assigns; and (vi) unless the context otherwise requires, a reference in this Agreement to an article, section, paragraph, exhibit, or schedule is to the respective article, section, paragraph, exhibit, or schedule of or to this Agreement.

1.2. Certain Definitions.

(a) “Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

(b) “Encumbrance” means any pledge, lien, charge, security interest, mortgage, claim, or other encumbrance.

(c) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(d) “Tax” means any and all fees (including without limitation documentation, recording, license, and registration fees), taxes (including without limitation net income, alternative, unitary, alternative minimum, minimum franchise, value added, ad valorem, income, receipts, capital, excise, sales, use, leasing, fuel, excess profits, turnover, occupational, property (personal and real, tangible and intangible), transfer, recording and stamp taxes, levies, imposts, duties, charges, fees assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, and any transaction privilege or similar taxes) imposed by or on behalf of a Governmental Authority, together with any and all penalties, fines, additions to tax and interest thereon.

ARTICLE II. OPTION TO PURCHASE SELLER INTERESTS.

2.1. Option to Purchase Seller Interests.

(a) Commencing on the six (6) month anniversary of the date hereof, and continuing thereafter for a period of twenty-four (24) months, Option Holder shall have the option (the “Option”) to purchase the Seller Interests, in whole only and not in part, by providing Seller written notice of Option Holder’s exercise of the Option at any time during the twenty-four (24) month option period (the “Option Exercise Notice”).

(b) The aggregate exercise price payable upon the exercise of the Option to acquire the Seller Interests shall be equal to the Fair Market Value of the Seller Interests, determined as of the date of the delivery of the Option Exercise Notice to Seller. For purposes hereof, “Fair Market Value” means, as of the applicable determination date, the price that would be paid for the Seller Interest in an arm’s-length transaction between a willing buyer and a willing seller, neither under any compulsion to act, and both having reasonable knowledge of all relevant facts.

(c) The Parties shall have fifteen (15) calendar days from the delivery of the Option Exercise Notice to agree on the Fair Market Value. If the Parties are unable to agree in writing on the Fair Market Value of the Seller Interests within such fifteen (15) calendar day period, the Fair Market Value shall be determined by an independent valuation firm mutually agreed upon by the Parties. If the Parties fail to agree on such firm within five (5) business days, each party shall select one valuation firm, and the two firms so selected shall jointly select a third valuation firm, whose determination shall be final, conclusive, and binding on the parties. The fees and expenses of such valuation firm(s) shall be borne equally by the parties, unless otherwise agreed.

(d) The exercise price payable upon exercise of the Option may be paid, at the election of the Option Holder, in cash or by delivery of shares of the Seller’s common stock then owned by the Option Holder, duly endorsed for transfer, or a combination thereof; provided that the value of each share of the Company’s common stock being tendered shall be equal to the closing sale price of the Company’s common stock on the principal national securities exchange on the date of delivery of the Option Exercise Notice; provided further that the Fair Market Value of any shares of the Company’s common stock tendered equals the portion of the exercise price being satisfied thereby.

(e) The exercise price with respect to the exercise of the Option shall be payable by Option Holder to Seller on the tenth (10th) calendar day following the date of the Option Exercise Notice, or such later date on which as Seller, using its reasonably best efforts, has completed all required actions on behalf of the Company in order to consummate the transfer of the Seller Interests to the Option Holder (the “Closing Date”).

(f) In connection with the exercise of the Option, on the Closing Date (i) Seller shall execute and deliver to Option Holder a (A) stock power in respect of the Seller Interests along with any other instruments of transfer reasonably requested by Option Holder and (B) a certificate duly executed by Seller certifying that the representations and warranties made by Seller in Article III hereof are true and correct in all material respects, and all covenants contained herein have been complied with, as of the Option Closing Date; (ii) Seller shall deliver all books and records of the Company to the Option Holder, and (iii) the stock ledger of the Company shall be amended to reflect the transfer and assignment of such Seller Interests.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Option Holder as of the applicable Closing Date:

3.1. Authorization and Execution. Seller has the requisite power, authority and capacity to execute and deliver this Agreement and the other documents required to be delivered by Seller hereunder, and to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder. This Agreement and the other documents required to be delivered by Seller hereunder have been and will be duly and validly executed and delivered by Seller and, assuming this Agreement and such other documents, as applicable, constitute the legal, valid, and binding agreement of the other parties hereto or thereto, constitutes a legal, valid, and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, and similar Laws relating to creditors’ rights generally and by general principles of equity.

3.2. Title to Seller Interests; Capitalization. Seller is the owner, beneficially and of record, of the Seller Interests, free and clear of any Encumbrances and, upon delivery of and payment for such Seller Interests as herein provided, Option Holder will acquire good and valid title thereto, free and clear of any liens and other Encumbrances. The Seller Interests represent 100% of the issued and outstanding shares of Class A Voting Common Stock and 73% of the issued and outstanding ownership interests of the Company as of the date hereof.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF OPTION HOLDER.

Option Holder hereby represents and warrants to Seller as of the applicable Closing Date:

4.1. Authorization and Execution. Option Holder has the requisite power, authority and capacity to execute and deliver this Agreement and the other documents required to be delivered by Option Holder hereunder, and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder. This Agreement and the other documents required to be delivered by Option Holder hereunder have been or will be duly and validly executed and delivered by Option Holder and, assuming this Agreement and such other documents, as applicable, constitute the legal, valid, and binding agreement of the other parties hereto or thereto, constitutes a legal, valid, and binding agreement of Option Holder, enforceable against Option Holder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, and similar Laws relating to creditors’ rights generally and by general principles of equity.

ARTICLE V. COVENANTS.

5.1. Operating Covenants. From and after the date hereof, and until such time as the Option has been exercised by Option Holder or has otherwise expired by its terms, the Company shall not, and the Seller shall not permit the Company to, without the prior written consent of the Option Holder, pursue, approve, enter into or effect, or authorize on behalf itself or any subsidiary (if any exist from time to time), any of the transactions and actions set forth on Exhibit A to this Agreement (each a “Significant Transaction” and collectively the “Significant Transactions”).

5.2. Seller Interests. Seller covenants and agrees that for so long as the Option for the benefit of Option Holder is still available hereunder, Seller shall not pledge, hypothecate, assign, transfer or encumber any Seller Interests so that upon each Closing the applicable Seller Interests are available for transfer to Option Holder, and may be transferred to Option Holder, free and clear of all liens and other Encumbrances.

5.3. Taxes. Seller shall be responsible for the payment of all Taxes attributable or related to Seller’s ownership of the Seller Interests, for any period prior to the Closing.

ARTICLE VI. MISCELLANEOUS.

6.1. Entire Agreement; Assignment; Amendments. This Agreement constitutes the entire agreement and supersedes all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the parties with respect to the subject matter hereof. This Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other party hereto. This Agreement may be amended only by a writing signed by each of the parties, and any amendment shall be effective only to the extent specifically set forth in that writing.

6.2. Confidentiality. The parties shall not disclose the existence, terms and conditions or subject matter of this Agreement to any third party other than to its accountants, counsel or other representatives on a need to know basis (and only to the extent such parties as bound by confidentiality obligations with respect to this Agreement) or as may be required by applicable Law (including any disclosures required by federal and state securities laws).

6.3. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

6.4. Severability. If any term, condition, or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

6.5. Expenses. Each party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement. Seller agrees to pay all costs and expenses incurred by the Option Holder in enforcing this Agreement, including but not limited to reasonable attorneys’ fees, court costs, collection costs, and any other expenses related to enforcement.

6.6. Further Assurances. The parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by any applicable Governmental Authority or reasonably requested by any party to confirm, establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

6.7. Governing Law; Jurisdiction.

(a) This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment with respect to this Agreement and the rights and obligations arising under this Agreement brought by the other party to this Agreement or its successors or assigns shall be brought and determined exclusively in the federal or state courts located in the State of Delaware. Each of the parties to this Agreement hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of Seller and Option Holder hereby agrees that service of any process, summons, notice, or document by U.S. registered mail to the respective addresses set forth in Section 6.7 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(c) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7(c).

6.8. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) confirmation of receipt by the addressee, if such notice or communication is delivered via email to the email address specified in this Section 6.8. or (b) receipt at address of the addressee specified in this Section 6.8, if such notice or communication is delivered by U.S. mail, courier, or other physical delivery service. The addresses for such notices and communications shall be as follows:

If to Option Holder, to:

Coeptis Holdings, Inc.

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

Attn: David Mehalick

Dave.mehalick@coeptistx.com

With a copy, which shall not constitute notice, to:

Meister Seelig & Fein PLLC

125 Park Ave, 7th Floor

New York, New York 10017

Attention: Denis A. Dufresne, Esq.

dad@msf-law.com

If to Seller or the Company, to:

c/o Coeptis Therapeutics Holdings, Inc.

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

Attn: David Mehalick

Dave.mehalick@coeptistx.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Rejection or other refusal to accept or the inability for delivery to be effected because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal, or inability to deliver.

6.9. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

6.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. At the Closing, signature pages of counterparts may be exchanged by facsimile or by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the party providing a facsimile or scanned image and that Party’s counsel.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

OPTION HOLDER:		SELLER:

COEPTIS HOLDINGS, INC.		COEPTIS THERAPEUTICS HOLDINGS, INC.

By:	/s/ David Mehalick	By:	/s/ David Mehalick
Name:	David Mehalick		David Mehalick
Title:	CEO	Title:	CEO

Acknowledged and agreed in all respects:

GEAR THERAPEUTICS, INC.

By:	/s/ David Mehalick
David Mehalick
Title:	President

Exhibit A

As contemplated in Section 5.1 of the Agreement to which this Exhibit A is attached, the following are Significant Transactions:

(i) liquidate, dissolve or wind up its affairs;

(ii) amend, alter, or repeal any provision of any certificate of incorporation or bylaws or similar governance documents;

(iii) issue any equity interests of any class or series, or grant any rights (continent or otherwise) to any person to acquire or receive any equity interests;

(iv) purchase or redeem or otherwise liquidate any equity interests;

(v) create or hold ownership interests (including minority ownership positions) in any direct or indirect subsidiary;

(vi) enter into (i) any agreement (including with employees, consultants, etc.) that is not terminable by the Company without penalty or payment at or prior to the Closing or (b) agreement with Seller or any of its Affiliates;

(vii) exit the current line of business of the Company, or enter into any new line of business of the Company;

(viii) incur or guaranty any indebtedness for borrowed money;

(ix) make, or permit any Subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Seller, Company or any Subsidiary; and

(x) sell, assign, license, pledge or encumber any Company assets, or enter into any agreements with third parties for the purchase or license of assets by the Company.